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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 7, 2000




                              SHOWCASE CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


          Minnesota                       0-26507                41-1628214
----------------------------     -----------------------    -------------------
(State or other jurisdiction     (Commission file number)     (IRS employer
      of incorporation)                                     identification No.)





          4115 Highway 52 North, Suite 300, Rochester, Minnesota, 55901
          -------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (507) 288-5922
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


                                Page 1 of 4 Pages

                        Exhibit Index Appears on Page 4
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Item 5.  Other Events.
         ------------

         On November 7, 2000, ShowCase Corporation, a Minnesota corporation ("ShowCase"), and SPSS Inc., a Delaware corporation ("SPSS"), announced the signing of a definitive agreement and plan of merger (the "Merger Agreement"), as a result of which ShowCase will become a wholly owned subsidiary of SPSS (the "Merger"). Through the Merger, which is structured as a tax-free reorganization for U.S. federal income tax purposes, the outstanding capital stock of ShowCase will be converted into shares of SPSS common stock. The Merger is intended to be accounted for as a "pooling of interests," and is subject to certain conditions, including shareholder approval and receipt of required regulatory approvals.

         The foregoing is a summary of certain terms and conditions of the Merger, is not intended to be complete and is qualified by reference to the joint press release of the parties describing the Merger and the Merger Agreement, which are filed as Exhibits 99.1 and 99.2 respectively to this Form 8-K, and which are hereby incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (c)      Exhibits

                  Exhibit No.       Description
                  -----------       -----------

                  99.1              Joint press release describing the Merger

                  99.2              Merger Agreement



                                Page 2 of 4 Pages

                        Exhibit Index Appears on Page 4
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 13, 2000

                                       SHOWCASE CORPORATION



                                       By:   /s/ Craig W. Allen
                                             ----------------------------------
                                             Craig W. Allen
                                             Chief Financial Officer


                                Page 3 of 4 Pages
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                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       -----------

99.1              Joint press release describing the Merger

99.2              Merger Agreement




                               Page 4 of 4 Pages